Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 24, 2010, with respect to the consolidated financial statements of Energy Transfer Partners, L.P. and subsidiaries as of December 31, 2009 and 2008 and for each of the two years in the period ended December 31, 2009, the four months ended December 31, 2007, and the year ended August 31, 2007, and our reports dated August 9, 2010, with respect to the consolidated financial statements of Energy Transfer Partners GP, L.P. and subsidiaries as of December 31, 2009 and 2008 and for each of the two years in the period ended December 31, 2009, the four months ended December 31, 2007, and the year ended August 31, 2007, and the consolidated financial statements of Energy Transfer Partners, L.L.C. and subsidiaries as of December 31, 2009 and 2008 and for each of the two years in the period ended December 31, 2009, the four months ended December 31, 2007, and the year ended August 31, 2007, all included in this Current Report of Energy Transfer Equity, L.P. on Form 8-K. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Energy Transfer Equity, L.P. on Forms S-3 (File No. 333-164414 and File No. 333-146300) and on Form S-8 (File No. 333-146298).

/s/ GRANT THORNTON LLP

Tulsa, Oklahoma

September 14, 2010